UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2006

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 6, 2006, Accumin Diagnostics, Inc. (“ADI”), a wholly-owned subsidiary of Keryx Biopharmaceuticals, Inc. (“Keryx”), completed the acquisition of AccuminTM, a novel, patent protected, diagnostic for the direct measurement of total, intact urinary albumin, from AusAm Biotechnologies, Inc. (“AusAm”), pursuant to the Asset Purchase Agreement (the “Agreement”) dated February 6, 2006, between the parties. ADI also assumed a limited amount of liabilities of AusAm under the Agreement. ADI acquired Accumin in exchange for up to 300,000 shares of Keryx common stock, a royalty arrangement under which ADI may be required to pay up to a maximum of $16.1 million, and the payment of AusAm liabilities by ADI under license agreements in the amount of $247,000 over the next 36 months. Keryx has filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) with respect to the shares issued to AusAm (the “Registration Statement”). At closing, 300,000 shares were issued to AusAm by Keryx, but are being held in escrow until such time as the SEC declares the Registration Statement effective (the “Effective Date”). On the Effective Date, the number of shares released from escrow to AusAm will be equal to the lower of (1) 300,000 shares, or (2) a number of shares equal to $3,570,000 divided by the average price of a share of Keryx common stock on the Nasdaq Stock Market for a period of 20 trading days before the Effective Date. Any shares not released to AusAm on the Effective Date will be canceled. Keryx believes that it will be required to issue approximately 200,000 shares of Keryx common stock to AusAm on the Effective Date.

The Agreement was entered into in connection with a voluntary petition by AusAm for bankruptcy relief under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court approved the Agreement on March 17, 2006.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 31, 2006, Ron Bentsur resigned from his position as the principal accounting officer of Keryx.

Item 9.01. Financial Statements and Exhibits.

(d)   The following exhibits are filed as a part of this report:

Exhibit Number	Description

2.1	Asset Purchase Agreement dated February 6, 2006, by and among AusAm Biotechnologies, Inc., Keryx Biopharmaceuticals, Inc. and Accumin Diagnostics, Inc.
2.2	Amendment No. 1 to the Asset Purchase Agreement dated February 6, 2006, by and among AusAm Biotechnologies, Inc., Keryx Biopharmaceuticals, Inc. and Accumin Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: April 6, 2006	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Senior Vice President, Chief Financial Officer, Secretary and Treasurer